Contact:  Walter H. Hasselbring, III
                 (815) 432-2476

IF BANCORP, INC. ANNOUNCES RESULTS FOR FOURTH QUARTER AND FISCAL YEAR ENDED JUNE 30, 2019
Watseka, Illinois, August 29, 2019 - IF Bancorp, Inc. (NASDAQ: IROQ) (the “Company”) the holding company for Iroquois Federal Savings and Loan Association (the “Association”), announced net income of $3.6 million, or $1.02 per basic share and $1.01 per diluted share for the fiscal year ended June 30, 2019, compared to $1.7 million, or $0.47 per basic and diluted share for the fiscal year ended June 30, 2018.  The Company also announced net income of $1.0 million, or $0.31 per basic share and $0.30 per diluted share for the three months ended June 30, 2019, compared to $497,000, or $0.14 per basic and diluted share for the three months ended June 30, 2018.
Net income increased $1.8 million, or 104.7%, to $3.6 million for the year ended June 30, 2019, from $1.7 million for the year ended June 30, 2018.  Net income for the year ended June 30, 2018, was negatively impacted by a nonrecurring $1.3 million income tax expense due to a downward adjustment to our net deferred tax assets (“DTA”) related to the Tax Cuts and Jobs Act (the “Tax Act”), which was enacted on December 22, 2017.  The Tax Act provided for a reduction in the corporate income tax rate from 35% to 21% effective January 1, 2018, which resulted in the downward adjustment to our DTA.  Excluding the $1.3 million impact of the adjustment to the DTA, the Company’s net income for the year ended June 30, 2018, would have been $3.1 million.  Management believes that presenting net income on a non-GAAP basis excluding the impact of the adjustment to the DTA in the 2018 period provides useful information for evaluating the Company’s operating results and any related trends that may be affecting the Company’s business.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.
For the year ended June 30, 2019, net interest income was $17.9 million, compared to $17.5 million for the year ended June 30, 2018.  The provision for loan losses decreased to $407,000 for the year ended June 30, 2019, from $777,000 for the year ended June 30, 2018.  Interest income increased to $26.7 million for the year ended June 30, 2019, from $22.8 million for the year ended June 30, 2018.  Interest expense increased to $8.9 million for the year ended June 30, 2019, from $5.3 million for the year ended June 30, 2018.  Non-interest income increased to $4.2 million for the year ended June 30, 2019, from $4.1 million for the year ended June 30, 2018.  Non-interest expense increased to $16.8 million for the year ended June 30, 2019, from $16.4 million for the year ended June 30, 2018.  For the year ended June 30, 2019, income tax expense totaled $1.3 million compared to $2.7 million for the year ended June 30, 2018.  Excluding the $1.3 million DTA tax adjustment as a result of the Tax Act, income tax expense for the year ended June 30, 2018 was approximately $1.4 million.
Total assets at June 30, 2019 were $723.9 million compared to $638.9 million at June 30, 2018.  Cash and cash equivalents increased to $59.6 million at June 30, 2019, from $4.8 million at June 30, 2018.  This increase was the result of approximately $55.3 million in deposits received from a public entity that collects real estate taxes in two installments, due June and September.  These deposits are temporary in nature as distributions are made in early July and September.  Investment securities increased to $146.3 million at June 30, 2019, from $126.0 million at June 30, 2018.  Net loans receivable increased to $487.8 million at June 30, 2019, from $476.5 million at June 30, 2018.  Deposits increased to $607.0 million at June 30, 2019, from $480.4 million at June 30, 2018.  In addition to the temporary non-interest bearing public fund accounts, we had increases of approximately $61.5 million in certificates of deposit, $3.8 million in non-interest bearing demand accounts and $5.2 million in brokered certificates of deposit.  Total borrowings, including repurchase agreements, decreased to $26.0 million at June 30, 2019 from $69.8 million at June 30, 2018 as the new deposit funds were used to reduce our borrowing from the Federal Home Loan Bank of Chicago.  Stockholders’ equity increased to $82.5 million at June 30, 2018 from $81.7 million at June 30, 2018.

The allowance for loan losses increased $383,000 to $6.3 million at June 30, 2019, from $5.9 million at June 30, 2018.  The increase was the result of a provision for loan losses of $407,000, partially offset by net charge-offs of $24,000, and was necessary to bring the allowance for loan losses to a level that reflects management’s estimate of the potential loss in the Company’s loan portfolio at June 30, 2019.

As announced on August 14, 2019, IF Bancorp, Inc. will pay a cash dividend of $0.15 per common share on or about October 18, 2019, to stockholders of record as of the close of business on September 23, 2019.  This dividend reflects a 20% increase over our last dividend paid in April 2019.

IF Bancorp, Inc. is the savings and loan holding company for Iroquois Federal Savings and Loan Association (the “Association”).  The Association, originally chartered in 1883 and headquartered in Watseka, Illinois, conducts its operations from seven full-service banking offices located in Watseka, Danville, Clifton, Hoopeston, Savoy, Bourbonnais, and Champaign, Illinois and a loan production and wealth management office in Osage Beach, Missouri.  The principal activity of the Association’s wholly-owned subsidiary, L.C.I. Service Corporation, is the sale of property and casualty insurance.
 This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.
 The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Selected Income Statement Data
(Dollars in thousands, except per share data)
	Quarter Ended June 30, 2019	Quarter Ended June 30, 2018	Year Ended June 30, 2019	Year Ended June 30, 2018
	(unaudited)	(unaudited)	(unaudited)
Interest income	$6,935	$5,981	$26,725	$22,794
Interest expense	2,461	1,639	8,854	5,289
Net interest income	4,474	4,342	17,871	17,505
Provision for loan losses	(29)	309	407	777
Net interest income after provision for loan losses	4,503	4,033	17,464	16,728
Non-interest income	1,073	1,033	4,162	4,091
Non-interest expense	4,160	4,341	16,775	16,356
Income before taxes	1,416	725	4,851	4,463
Income tax expense	383	228	1,293	2,725

Net income	$1,033	$497	$3,558	$1,738

Earnings per share (1):
Basic	$0.31	$0.14	$1.02	$0.47
Diluted	$0.30	$0.14	$1.01	$0.47

Weighted average shares outstanding (1):
Basic	3,347,475	3,622,993	3,476,361	3,658,868
Diluted	3,389,718	3,671,798	3,530,217	3,698,584

Performance Ratios
	Year Ended June 30, 2019	Year Ended June 30, 2018
	(unaudited)
Return on average assets	0.53%	0.28%
Return on average equity	4.41%	2.09%
Net interest margin on average interest earning assets	2.78%	2.93%
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Footnotes on following page

Selected Balance Sheet Data
(Dollars in thousands, except per share data)
	Year Ended June 30, 2019	Year Ended June 30, 2018
	(unaudited)
Assets	$723,870	$638,923
Cash and cash equivalents	59,600	4,754
Investment securities	146,291	125,996
Net loans receivable	487,774	476,480
Deposits	607,023	480,421
Total borrowings, including repurchase agreements	26,015	69,781
Total stockholders’ equity	82,461	81,675
Book value per share (2)	23.05	21.10
Average stockholders’ equity to average total assets	12.10%	13.48%

Asset Quality
(Dollars in thousands)
	Year Ended June 30, 2019	Year Ended June 30, 2018
	(unaudited)
Non-performing assets (3)	$1,545	$7,048
Allowance for loan losses	6,328	5,945
Non-performing assets to total assets	0.21%	1.10%
Allowance for losses to total loans	1.28%	1.23%

(1) Shares outstanding do not include ESOP shares not committed for release.
(2) Total stockholders’ equity divided by shares outstanding of 3,578,252 and 3,871,408 at June 30, 2019 and 2018, respectively.
(3) Non-performing assets include non-accrual loans, loans past due 90 days or more and accruing, and foreclosed assets held for sale.